Filed Pursuant to Rule 424(b)(3)
Registration No. 333-280949

Lord Abbett Municipal Opportunities Fund

(the “Fund”)

Supplement dated October 31, 2025

to the Prospectus and Statement of Additional Information (“SAI”),

each dated October 22, 2024, as supplemented

On August 12, 2025, the Board of Trustees of the Fund approved the renewal of the Fund’s existing fee waiver and expense limitation agreement through January 31, 2027.

Capitalized terms used in this Supplement shall, unless otherwise defined herein, have the same meaning as given in the Prospectus and/or SAI.

Please retain this document for your future reference.